ARTICLES OF INCORPORATION
                                       OF
                           CARLISLE ENTERPRISES, INC.


     THE UNDERSIGNED person, acting as sole incorporator under applicable provisions of the Nevada Business Corporation Act, does hereby adopt the following Articles of Incorporation for said corporation.

                                    ARTICLE I

                                      NAME

             The name of the corporation is CARLISLE ENTERPRISES. INC.

                                   ARTICLE II

                                    DURATION

             The duration of the corporation is perpetual.

                                   ARTICLE III

                                    PURPOSES

     The specific purpose for which the corporation is organized is to manufacture, assemble, modify, customize, sell, distribute and promote the use of motorcycles and ocher recreational motor vehicles. The corporation shall also have power:

          (a) To engage in any and all activities as may be reasonably related to the foregoing and following purposes.

          (b) To purchase, own and develop real and personal property. to enter leases, contracts and agreements, to open bank accounts and to conduct: financial transactions.

          (c) To engage in any all other lawful purposes, activities and pursuits, which are substantially similar to the foregoing. or which would contribute to accomplishment of the expressed purposes of the expressed purposes of the corporation.

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          (d) To change its primary  business purpose from time to as may to the
     Board of Directors seem appropriate.

          (e) To engage in any other lawful business authorized by the laws of Nevada or any other state or other jurisdiction in which the corporation may be authorized to do business.

                                   ARTICLE IV

                                     CAPITAL

     The corporation shall have authority to issue Fifty Million (50,000,000) common shares, one mil (.001) par value. There shall be only one class of authorized shares, to wit:: common voting stock. The common stock shall have unlimited voting rights provided in the Nevada Business Corporation Act.

     None of the shares of the corporation shall carry with them the pre-emptive right to acquire additional or other shares of the corporation. There shall be no cumulative voting of shares.

                                    ARTICLE V

                          INDEMNIFICATION OF DIRECTORS

     No shareholders or directors of the corporation shall be individually liable for the debts of the corporation or for monetary damages arising from the conduct of the corporation.

                                   ARTICLE VI

                                     BY-LAWS

     Provisions for the regulation of the internal affairs of the corporation not provided for in these Articles Of Incorporation shall be set forth in the By-Laws.

                                  ARTICLE VII

                           REGISTERED OFFICE AND AGENT

     The address of the corporation's initial registered office shall be 3230 East Flamingo Road, Suite 156. Las Vegas, NV 89121. The corporation's initial registered agent at such address shall be Gateway Enterprises Inc.

     I hereby acknowledge and accept appointment as corporation registered agent:

                                             Gateway Enterprises, Inc.

                                             ----------------------------------
                                             By:


                                  ARTICLE VIII

                                  INCORPORATORS

                The identity and address of the incorporator are:

                             Lynn Briggs (President)
                           4897 South Kings Row Circle
                            Salt Lake City, UT 84117


                           Jennifer McMinn (Secretary)
                                  10 River Road
                                    Apt. #7L
                               New York, N.Y. 100

     The aforesaid incorporators shall be the initial Directors of the corporation and shall act as such until the corporation shall have conducted its organizational meeting or until one or more successors shall have been elected and accepted their election as directors of the corporation.

                                             /s/   Jennifer McMinn
                                             ----------------------------------
                                             Jennifer McMinn


                                             /s/ Lynn Briggs, Incorporator
                                             ----------------------------------
                                             Lynn Briggs

     IN WITNESS WHEREOF, I, Lynn Briggs, have executed these Articles of Incorporation in duplicate this ____ day of February, 1996 and say:


     That I am the incorporator herein: that I have read the above and foregoing Articles of Incorporation: that I know the contents therof and that the same is true to the best of my knowledge and belief, excepting as to matters herein alleged on information and belief, and as to those matters I believe them to be true.


                                             /s/ Lynn Briggs, Incorporator
                                             ----------------------------------
                                             Lynn Briggs

State of Utah
                 ss                          [NOTARY SEAL]
County of Salt Lake

     Subscribed and sworn before me this 23rd day of February, 1996 by Lynn Briggs.

                                             ----------------------------------
                                             Notary Public


     IN WITNESS WHEREOF, I, Jennifer McMinn, have executed these Articles of Incorporation in duplicate this 22 day of February, 1996, and say:

     That I am the incorporator herein; that I have read the above and foregoing Articles of Incorporation; that I know the contents thereof and that the same is true to the best of my knowledge and belief, excepting as to matters herein alleged on information and belief, as to those matters I believe them to be true.

                                             /s/   Jennifer McMinn
                                             ----------------------------------
                                             Jennifer McMinn


State of Arizona
                 ss                          [NOTARY SEAL]
County of Maucape

     Subscribed and sworn before me this 22 day of February, 1996 by Jennifer McMinn.

                                             ----------------------------------
                                             Notary Public